CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Investment Advisory and Other Services--Other Service Providers" and "General Information--Counsel and Auditors" and to the use of our report dated December 20, 2000, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-03706) of Credit Suisse Warburg Pincus Capital Funds (formerly, DLJ Focus Funds).


                                      ERNST & YOUNG LLP

New York, New York
February 26, 2001